Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-1 of Auburn Savings Bank, F.S.B. of our report dated August 10, 2006 relating to our audit of the financial statements of Auburn Savings Bank, F.S.B. as of June 30, 2006 and for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

Portland, Maine	/s/ Baker, Newman & Noyes
March 12, 2008	Limited Liability Company